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                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
        KNOXVILLE OFFICE                                                                    DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                    REPLY TO:                                AMSOUTH CENTER
      KNOXVILLE, TN 37902                         AMSOUTH CENTER                    315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                  315 DEADERICK STREET, SUITE 2700               NASHVILLE, TN 37238-3001
                                             NASHVILLE, TN 37238-3001                        (615) 742-6200
         MEMPHIS OFFICE                           (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                              MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                  WWW.BASSBERRY.COM                         29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                             NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                      (615) 255-6161
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                                August 10, 2004


AmSurg Corp.
20 Burton Hills Boulevard
Nashville, Tennessee 37215

         RE:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan, as amended (the "Plan"), to be filed by you with the Securities and Exchange Commission, covering 1,500,000 additional shares of common stock, no par value (the "Shares"), issuable pursuant to the Plan.

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/  Bass, Berry & Sims PLC